UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):     JANUARY 27, 2004
                                                         --------------------



                              I/OMAGIC CORPORATION
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             (Exact name of registrant as specified in its charter)


          NEVADA                   000-27267                 88-0290623
----------------------------     -------------          -------------------
(State or Other Jurisdiction (Commission File Number)     (IRS Employer
     of Incorporation)                                   Identification No.)



                           4 MARCONI, IRVINE, CA 92618
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (949) 707-4800


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

ITEM  12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

     On January 27, 2004, I/OMagic Corporation issued a press release describing selected financial results of the Company for the fourth quarter 2003. A copy of the press release is set forth below in its entirety:


                I/OMAGIC EXPECTS TO REPORT MORE THAN $18 MILLION
                            IN Q4 2003 NET REVENUES -
                    UP MORE THAN 30 PERCENT OVER PRIOR QUARTER

IRVINE, CALIF. (JAN. 27, 2004) -- I/OMagic Corporation (OTCBB: IOMG), a leading developer and marketer of digital storage solutions and digital entertainment devices, today updated its outlook for the fourth quarter of 2003. The Company currently estimates that revenues will rise to in excess of $18 million for the fourth quarter, up more than 30 percent over the third quarter 2003. The Company also anticipates maintaining sequential profitability for the fourth quarter 2003.

     Tony Shahbaz, President and CEO of I/OMagic Corporation, said "We are pleased with our strong showing in the fourth quarter, it is validation that our business plan is working. The successful launch of the Company's DVD solutions positions I/OMagic with a full-line of optical storage products. The addition of the DVD format opens up a whole after-market opportunity for which we are perfectly positioned."

     Despite only jumping into the DVD Dual Format arena in July 2003, I/OMagic quickly captured the number four market share position in DVD Recordables, based on year-to-date November 2003 figures from independent research firm NPD Intelect - trailing just behind Sony, TDK, and Hewlett Packard, respectively, in this market space. NPD Intelect figures for the month of November 2003 also indicate that I/OMagic, at 11.1 percent market share, enjoys a four percent improvement over its YTD November 2003 figures.

     NPD Intelect figures verify that I/OMagic has sold more than 1.6 million CD-RW drives since 2001, and remains the number one market share player in CD-RW recordable drives for both 2002 and year-to-date 2003.

     "In 2004, the Company expects to introduce new, differentiated DVD-based solutions that will meet consumers' growing need for multi-format compatible devices that store digital data, music, photos and video," added Shahbaz.

      The Company plans to report fourth quarter and full year 2003 results in March 2004, following the completion of its independent audit.

About  I/OMagic
---------------
I/OMagic develops and markets digital storage solutions (CD-ROM, CD-RW drives, DVD-ROM, DVD RW/ R Dual Format solutions, MediaStation & DataStation solutions & the Digital Photo Library) and digital entertainment devices (MP3 players). The Company sells its many products, under three brand names -- I/OMagic, Hi-Val & Digital Research Technologies -- through nationally and internationally recognized retail outlets, such as Best Buy, Circuit City, CompUSA, OfficeMax, Office Depot, Radio Shack, Staples and Target stores. For more information, visit the I/OMagic Web site at www.iomagic.com.

Forward-looking statements in this release with respect to anticipated demand for new products, the transition in optical storage technologies, anticipated market reception to DVD-RW products, associated unit prices and margins, and the Company's future financial performance are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Final results are subject to changes pending the completion of the Company's independent audit for 2003. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, but not limited to, dependence on the PC and consumer electronics industries and on product lines based on new technologies; the Company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; foundry capacity, availability and reliability; competition and pricing pressures in the technology industry; general economic and business conditions; and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

Contact: Nancy Andrews, Communications Mgr     Crocker Coulson, Partner
         I/OMagic Corporation                  CCG Investor Relations
         (949) 707-4800                        (818) 789-0100

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 27, 2004

                                       I/OMAGIC CORPORATION


                                       By:   /s/ Steve GiLlings
                                       --------------------------
                                       Steve Gillings, Chief Financial Officer